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**BSCMS 2003-TOP12** $1.161B Fixed Rate CMBS
Joint Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Co-Managers: Goldman Sachs, Wells Fargo Brokerage
Loan Sellers: BS (28.2%), MS (21.8%), Principal (19.9%),
Wells Fargo (19.8%), John Hancock RE (10.3%)
Collateral:
- 152 loans / 166 properties
- Top 10 loans: 32.7%; Top 5 Loans: 22.3%
- 59.7% Current LTV; 47.4% Balloon LTV; 2.13x DSCR
- AAA Class CTV 52.5%; BBB Class CTV 57.5%
- Only 7 Loans (6.05% of Pool) have an LTV > 75%
Property Types:
- Retail 52%, Office 20.3%, Indus 8.9%, Multi 8.3%
Geographics:
- CA: 19% (S CA 9.7%, N CA 9.3%), FL: 12%, NY: 11.7%, NJ: 10.5%
Mass: 9%, TX: 6%.
Straight Sequential Structure:
CL Size($MM) MDY/FIT C/E A/L PRIN WIN
A1 218.0 Aaa/AAA 12.000% 3.75 1-59
A2 130.6 Aaa/AAA 12.000% 5.98 59-78
A3 185.9 Aaa/AAA 12.000% 7.00 78-102
A4 487.2 Aaa/AAA 12.000% 9.55 102-119
B 30.4 Aa2/AA 9.375% 9.91 119-119
C 31.9 A2/A 6.625% 10.06 119-131
D 13.0 A3/A- 5.500% 11.53 131-142
E 14.5 Baa1/BBB+ 4.250% 12.02 142-152
F 7.2 Baa2/BBB 3.625% 12.91 152-158
G 7.2 Baa3/BBB- 3.000% 13.59 158-168
X1 1,161.1* Aaa/AAA **Offering TBD**
X2 1,097.7* Aaa/AAA **Offering TBD**
* Notional Balance
Expected Timing:
- Termsheets & Appendix II: Attached
- Reds: Electronic on Separate Email, Hardcopies
Tomorrow
- Agency Presales: Tuesday / Wednesday
- Launch & Price: Week of Sept 29th
Tentative Roadshow Schedule:
- New York: Tuesday, Wednesday, Thursday
- Stamford/Hartford: Thursday
- Boston: Friday
- Conference Call: Thursday Afternoon
**Call the desk to schedule Meetings & Conf Calls